TIME AND EXPENSE RECORD FROM DIVERSIFIED TO GRANVILLE-SMITH
                 AS ATTACHED TO THE MEMORANDUM
                     DATED JANUARY 6, 1997
                  (ON DIVERSIFIED LETTERHEAD)




    Administrative Offices
    Diversified Corporate Consulting Group, L.L.C.
    A Delaware Limited Liability Company
    Business Consultants & Advisors


    January 6, 1997
       Equity Growth Systems, Inc.
       Ted Granville-Smith
       3821 B Tamiami Trail, Suite 201
       Port Charlotte, FL 33952

                    Time and Expense Record

    Dates:                           December 1, 1996 - December 31, 1996
    Principal Provider's Name:       William A. Calvo, III

SUMMARY OF EXPENSES

Client     Date   Time/Cat/Mat/Exp        Comments

Granville  12/02  0.5/SEC-Corp/Infotec    Reviewed 10-OSB from Edgar,
                                          sent critique to GM, along
                                          with notification of intent
                                          to commence interpleader
                                          action.
Granville  12/03  0.5/SEC-Corp/Infotec    Sent files to GLG for
                                          interpleader action.
                                          Monitoring commencement
                                          of interpleader action.
Granville  12/04  0.3/SEC-Corp/Infotec    Monitoring GLG interpleader
                                          action.
Granville  12/05  0.1/SEC-Corp/Infotec    Monitoring GLG interpleader
                                          action.
Granville  12/06  1.5/SEC-Corp/Infotec    Monitoring GLG interpleader
                                          action.  T/Empire
                                          Securities.Prepared letter
                                          to Empire re:Problems and
                                          withdrawl of 15c2-11.
Granville  12/11  1.0/SEC-Corp/Infotec    Discussed Empire response
                                          w/JDR and GLG.  Drafted and
                                          sent letter to Empire with
                                          copies to Moffitt, JDR,
                                          RDB, and GLG.
Granville  12/12 0.1/SEC-Corp/Infotec     Monitoring GLG interpleader
                                         action.
Granville  12/16 0.1/SEC-Corp/Infotec     Monitor GLG litigation.
Granville  12/17 0.1/SEC-Corp/Infotec     Monitor GLG litigation.
Granville  12/18 0.1/SEC-Corp/Infotec     Monitor GLG litigation.


    BILLING SUMMARY

    Total New Billing (4.3 hours x $250.)  =    $  1,075.00
    Total Old Billing                      =    $106,283.68
    Total Collections (hours x $65.)       =    $
    Total Paralegal Billing (hours x $55.) =    $
    Total Secretarial & Clerical
      (.7 hrs x $35.)                      =    $     24.50
    Total Phone, Fax, & Postage            =    $      9.47
    Payments on Account                    =    $       .00

    Total Now Due                          =    $107,392.65

    Please make your check payable to William A. Calvo, III, and address it to William A. Calvo, III, c/o The Calvo Family, 1941 Southeast 51st Terrace, Ocala, Florida 34471.

               With best personal regards, we are

                       Very truly yours,


                 Vanessa II. Mitchem, Paralegal